Exhibit 99.1

News Release

PartnerRe Ltd. Reports Fourth Quarter and Full Year 2007 Results

▪	Fourth Quarter Net Income per share of $3.04; Operating Earnings per share of $4.55
▪	Fourth Quarter Annualized Net Income ROE of 21%; Annualized Operating ROE of 32%
▪	Full Year Net Income per share of $11.87; Operating Earnings per share of $14.29
▪	Full Year Net Income ROE of 21%; Operating ROE of 25%
▪	Year-End Book Value per share of $67.96, an increase of 21% year over year

PEMBROKE, Bermuda, February 4, 2008 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $180.6 million, or $3.04 per share, for the fourth quarter of 2007. This net income includes net after-tax realized losses on investments and net after-tax losses from the Company’s interest in the results of equity investments aggregating at $85.4 million, or $1.51 per share. Net income for the fourth quarter of 2006 was $242.7 million or $4.03 per share, including $24.0 million, or $0.42 per share, in net after-tax realized gains on investments and net after-tax earnings from the Company’s interest in the results of equity investments. Operating earnings for the fourth quarter of 2007 were $257.4 million or $4.55 per share. This compares to operating earnings of $210.1 million, or $3.61 per share, for the fourth quarter of 2006. Operating earnings exclude net after-tax realized investment gains/losses, and interest in results of equity investments, and are calculated after payment of preferred dividends. All references to per share amounts are on a fully diluted basis.

For the year ended December 31, 2007, net income was $717.8 million, or $11.87 per share. Net income includes $139.2 million, or $2.42 per share, in net after-tax realized losses on investments and net after-tax losses from the Company’s interest in the results of equity investments. Operating earnings were $822.4 million, or $14.29 per share. Net income for the full year 2006 was $749.3 million, or $12.37 per share. Net income included $58.4 million, or $1.01 per share, net after-tax realized gains on investments and net after-tax earnings from the Company’s interest in the results of equity investments. Operating earnings for the full year 2006 were $656.4 million, or $11.36 per share.

PartnerRe Ltd. President & CEO Patrick Thiele said, “We had another excellent year in 2007. We closed the fourth quarter with strong results despite challenging capital markets conditions, and we enter 2008 in a position of strength and stability. We grew our book value per share by 21% for the year, and over a five-year cumulative period achieved 15% growth in book value on a compounded annual basis, in addition to an average annual dividend yield of 2.3% over the five-year period. In addition, we recently announced a 7% increase in our common stock dividend, marking the fifteenth consecutive year that we have increased our annual dividend.”

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended December 31		Year ended December 31
	2007	2006	2007	2006
Net Premiums Written	$714,376	$721,263	$3,757,109	$3,689,548
Net Premiums Earned	$989,758	$1,001,881	$3,777,471	$3,667,268
Non-life Combined Ratio	79.0%	79.8%	80.4%	84.4%
Net Income	$180,603	$242,717	$717,812	$749,332
Net Income per share (a)	$3.04	$4.03	$11.87	$12.37
Operating Earnings (a)	$257,369	$210,102	$822,442	$656,382
Operating Earnings per share (a)	$4.55	$3.61	$14.29	$11.36

(a)
Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Operating earnings is defined as net income available to common shareholders excluding after-tax net realized gains/losses on investments and interest in earnings/losses of equity investments. Operating earnings per share is defined as operating earnings divided by the weighted average number of fully diluted shares outstanding for the period.

Net premiums written for the fourth quarter 2007 were $714.4 million, compared to $721.3 for the fourth quarter of 2006. Total revenues for the quarter were $1.1 billion compared to $1.2 billion for fourth quarter of 2006. Total revenues include $989.8 million of net premiums earned, net investment income of $137.8 million, and net realized investment losses of $16.5 million.

For the full year 2007, net premiums written were $3.8 billion, representing a 2% increase over 2006. Total revenues for the full year 2007 were flat with 2006 at $4.2 billion, including $3.8 billion of net premiums earned, net investment income of $523.3 million, and net realized investment losses of $72.5 million.

During the fourth quarter of 2007, the Company repurchased 1,499,687 common shares at a total cost of approximately $122.7 million. During 2007, the Company repurchased 3.6 million common shares at a total cost of approximately $275.0 million. The Company increased its share repurchase authorization to 5 million shares in November 2007. There are approximately 4.5 million common shares remaining under the current repurchase authorization.

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Results by Segment

In the fourth quarter of 2007, the Company redefined its financial reporting segments into the following three segments: Non-Life, Life, and Corporate & Other. These are shown in the segment financial tables and prior periods have been recast to reflect theses changes. The Non-Life segment has four sub-segments: U.S., Global (Non-U.S.) P&C, Global (Non-U.S.) Specialty, and Catastrophe. The Life segment did not change. ART no longer stands as a separate segment: principal finance, insurance-linked securities and strategic investments are incorporated in Corporate & Other.

The Non-Life segment reported net premiums written of $569 million for the fourth quarter of 2007, compared to $582 million for the prior year’s fourth quarter. The combined ratio was 79.0% for the fourth quarter of 2007, compared to 79.8% for the same period in 2006. The Non-Life technical result was $235 million for the fourth quarter of 2007. This compares to $225 million in the fourth quarter of 2006. For the full year, Non-Life net premiums written were $3.2 billion, flat with the same period in 2006. The combined ratio for the full year was 80.4% compared to 84.4% in 2006. The full year technical result was $842 million, compared to $700 million for the same period in 2006.

The U.S. business, which represented approximately 27% of total net premiums written for the year, reported net premiums written of $218 million for the fourth quarter of 2007, compared to $230 million for the prior year’s fourth quarter. Net premiums earned were $264 million for the quarter, compared to $279 million in the same period in 2006. The technical ratio for this sub-segment was 84.8%, compared to 88.2% in the fourth quarter of 2006. For the full year 2007, net premiums written were $1.0 billion, flat with the same period in 2006. The full year technical ratio was 84.9% compared to 94.0% in 2006. The technical result for the full year was $150 million compared to $62 million in 2006.

The Global (Non-U.S.) P&C business, which represented approximately 20% of total net premiums written for the year, reported net premiums written of $127 million for the fourth quarter of 2007 compared to $116 million for the same period in 2006. Net premiums earned during the quarter were $217 million, up 4% from $209 million in the prior year’s fourth quarter. The technical ratio for this sub-segment was 89.7% compared to 91.5% for the same period in 2006. For the full year 2007, net premiums written were $738 million, compared to $760 million for the same period in 2006. The full year technical ratio was 94.2% compared to 92.2% in 2006. The technical result for the full year was $44 million compared to $61 million in 2006.

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Global (Non-U.S.) Specialty business, which represented approximately 27% of total net premiums written for the year, reported net premiums written of $216 million for the fourth quarter, compared to $233 million for the prior year period. Net premiums earned were $247 million for the quarter, compared to $266 million for the same period in 2006. This sub-segment’s technical ratio was 76.1% compared to 59.6% for the fourth quarter of 2006. For the full year, net premiums written were up 4% to $1.0 billion. The full year technical ratio was 70.6% compared to 69.7% in 2006. The technical result for the full year was $296 million, flat with 2006.

The Catastrophe business, which represented approximately 11% of total net premiums written for the year, reported net premiums written of $8 million for the fourth quarter of 2007, compared to $3 million for the prior year period. Net premiums earned were $110 million for the current quarter, compared to $102 million for the same period in 2006. This sub-segment’s technical ratio was (3.2)% for the quarter compared to 34.4% for the fourth quarter of 2006. For the full year, net premiums written were $401 million compared to $412 million in 2006. The full year technical ratio was 20.1% compared to 28.0% in 2006. The technical result for the full year was $352 million, compared with $280 million in 2006.

The Life segment, which writes business primarily in Europe, Canada and Latin America, and represented approximately 15% of total net premiums written for the year, reported net premiums written of $144 million for the quarter, up 6% as compared with the fourth quarter of 2006. The allocated underwriting result for the quarter was $11 million, compared to $24 million for the comparable period in 2006. For the full year, net premiums written increased 17% to $569 million, with an allocated underwriting result of $21 million, compared to $29 million for the comparable period in 2006.

The Company’s capital markets and investment activities are reported under the heading of “Corporate & Other”. Within Corporate & Other, capital markets and investment activities contributed $29 million to pre-tax income in the fourth quarter of 2007. Non-life net investment income of $127 million and a technical result of $1 million were reduced by net realized investment losses and interest in losses of equity investments, both non-operating items, as well as other income/loss, totaling $99 million. This amount includes a non-operating charge of $76 million reflecting our previously announced write-down of the Company’s total investment in ChannelRe. In the fourth quarter 2006, capital markets and investment activities contributed $137 million to pre-tax income. For the full year 2007, capital markets and investment activities contributed $293 million to pre-tax income, as compared to $476 million for the full year 2006. Other operating expenses also included in Corporate & Other were $80 million for the full year 2007, of which $67 million are related to corporate expenses, as compared to $75 million in the prior year.

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Balance Sheet Items

At December 31, 2007, total assets were $16.0 billion as compared to $14.9 billion at December 31, 2006. Over the last 12 months, total investments and cash increased 8% to $11.6 billion. Gross Non-Life loss and loss expense reserves increased 5% year over year to $7.2 billion at December 31, 2007.  During the fourth quarter, the Company’s estimate of Non-Life reserves for prior accident years developed favorably by $96 million. The overall fourth quarter prior year reserve development in the Non-Life segment includes net favorable development in all sub-segments, with $22 million in the U.S. sub-segment, $25 million in the Global (Non-U.S.) P&C sub-segment, $42 million in the Global (Non-U.S) Specialty sub-segment, and $7 million in the Catastrophe sub-segment. In the fourth quarter of 2006, Non-Life reserves for prior years developed favorably by $49 million. Policy benefits for life and annuity contacts increased by 8% year over year to $1.5 billion at December 31, 2007. During the fourth quarter of 2007, the Company’s estimate of Life reserves for prior years developed favorably by $2 million, compared to $17 million in 2006.

At December 31, 2007, total capital was $5.2 billion, and total shareholders’ equity was $4.3 billion. This compares to total capital of $4.7 billion, and total shareholders’ equity of $3.8 billion at December 31, 2006. Book value per common share at December 31, 2007 was $67.96 on a fully diluted basis compared to $56.07 per share at December 31, 2006.

Commentary and Outlook

Mr. Thiele said, “Following our strong performance in 2007, we were able to maintain priced profitability on 2008 business at good levels, above our long-term operating return on equity goal of 13% over the cycle, during the January 1 renewals. We held our production flat on a year-over-year basis despite increased competition, declining prices in most major markets and most lines of business, and continued retention of premium by cedants. Our strong franchise and position in the global reinsurance market, and the stability of our balance sheet, positions us to continue to generate shareholder value over the long-term.”

_____________________________________________

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of realized gains/losses from the sale of investments, which is driven by the timing of the disposition of investments, nor the interest in earnings/losses of equity investments, where the Company does not control the investee companies’ activities. The Company uses technical ratio and technical result as measures of underwriting

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-Life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses total capital, which is defined as total shareholders’ equity, long-term debt and capital efficient notes, to manage the capital structure of the Company.

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, life/annuity and health, and alternative risk products. At December 31, 2007, total revenues were $4.2 billion, total assets were $16.0 billion, total capital was $5.2 billion and total shareholders’ equity was $4.3 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd. Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S. dollars, except per share data) (Unaudited)

	For the three	For the three	For the year	For the year
	months ended	months ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Revenues
Gross premiums written	$722,700	$730,015	$3,810,164	$3,733,920

Net premiums written	$714,376	$721,263	$3,757,109	$3,689,548
Decrease (increase) in unearned premiums	275,382	280,618	20,362	(22,280)
Net premiums earned	989,758	1,001,881	3,777,471	3,667,268
Net investment income	137,771	126,019	523,259	449,401
Net realized investment (losses) gains	(16,510)	27,984	(72,492)	47,160
Other (loss) income	(14,530)	(4,802)	(17,479)	23,555
Total revenues	1,096,489	1,151,082	4,210,759	4,187,384

Expenses
Losses and loss expenses and life policy benefits	517,557	530,426	2,082,461	2,111,337
Acquisition costs	227,222	229,868	849,715	849,241
Other operating expenses	88,481	77,778	326,486	309,544
Interest expense	13,374	21,795	54,017	61,387
Net foreign exchange (gains) losses	(1,568)	9,600	15,552	23,204
Total expenses	845,066	869,467	3,328,231	3,354,713

Income before taxes and interest in (losses) earnings of equity investments	251,423	281,615	882,528	832,671
Income tax expense	4,303	42,415	81,748	95,305
Interest in (losses) earnings of equity investments	(66,517)	3,517	(82,968)	11,966
Net income	$180,603	$242,717	$717,812	$749,332

Preferred dividends	$8,631	$8,631	$34,525	$34,525

Operating earnings available to common shareholders	$257,369	$210,102	$822,442	$656,382

Comprehensive income, net of tax	$233,897	$262,900	$888,692	$784,898

Per Share Data:
Earnings per common share:
Basic operating earnings	$4.69	$3.69	$14.66	$11.55
Net realized investment (losses) gains, net of tax	(0.35)	0.36	(1.00)	0.82
Interest in (losses) earnings of equity investments, net of tax	(1.21)	0.06	(1.48)	0.21
Basic net income	$3.13	$4.11	$12.18	$12.58

Weighted average number of common shares outstanding	54,892.7	56,978.6	56,104.4	56,822.5

Diluted operating earnings	$4.55	$3.61	$14.29	$11.36
Net realized investment (losses) gains, net of tax	(0.34)	0.36	(0.98)	0.80
Interest in (losses) earnings of equity investments, net of tax	(1.17)	0.06	(1.44)	0.21
Diluted net income	$3.04	$4.03	$11.87	$12.37

Weighted average number of common and
common share equivalents outstanding	56,578.5	58,151.0	57,557.9	57,802.8

PartnerRe Ltd. Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data) (Unaudited)

	December 31,	December 31,
	2007	2006

Assets
Investments:
Fixed maturities, at fair value
(amortized cost: 2007, $9,401,962; 2006, $7,852,798)	$9,498,791	$7,835,680
Short-term investments, at fair value
(amortized cost: 2007, $97,153; 2006, $133,872)	97,307	133,751
Equities, at fair value
(cost: 2007, $838,777; 2006, $920,913)	871,762	1,015,144
Trading securities, at fair value (cost: 2007, $407,541; 2006, $578,445)	399,280	599,972
Other invested assets	50,201	105,390
Total investments	10,917,341	9,689,937
Cash and cash equivalents, at fair value, which approximates amortized cost	654,895	988,788
Accrued investment income	176,386	157,923
Reinsurance balances receivable	1,449,702	1,573,566
Reinsurance recoverable on paid and unpaid losses	158,494	168,840
Funds held by reinsured companies	1,083,036	1,002,402
Deferred acquisition costs	641,818	542,698
Deposit assets	398,079	306,212
Net tax assets	-	17,826
Goodwill	429,519	429,519
Net receivable for securities sold	50,065	-
Other assets	77,614	70,514
Total assets	$16,036,949	$14,948,225

Liabilities
Unpaid losses and loss expenses	$7,231,436	$6,870,785
Policy benefits for life and annuity contracts	1,541,687	1,430,691
Unearned premiums	1,267,873	1,215,624
Reinsurance balances payable	119,853	115,897
Ceded premiums payable	14,617	17,213
Funds held under reinsurance treaties	21,585	21,257
Deposit liabilities	435,852	350,763
Net payable for securities purchased	-	90,331
Net tax liabilities	37,743	-
Accounts payable, accrued expenses and other	167,141	172,212
Long-term debt	620,000	620,000
Debt related to capital efficient notes	257,605	257,605
Total liabilities	11,715,392	11,162,378

Shareholders’ Equity
Common shares (par value $1.00, issued: 2007, 57,379,516; 2006, 57,076,312)	57,380	57,076
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2007 and 2006, 11,600,000; aggregate liquidation preference: 2007 and 2006, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2007 and 2006, 9,200,000; aggregate liquidation preference: 2007 and 2006, $230,000,000)	9,200	9,200
Additional paid-in capital	1,441,598	1,413,977
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	94,747	56,913
Currency translation adjustment	197,777	68,734
Unfunded pension obligation, net of tax	(3,274)	(7,277)
Retained earnings	2,753,784	2,175,624
Common shares held in treasury, at cost (2007, 3,129,008 shares; 2006, nil)	(241,255)	-
Total shareholders' equity	4,321,557	3,785,847

Total liabilities and shareholders' equity	$16,036,949	$14,948,225

Shareholders’ Equity Per Common Share (excluding cumulative
preferred shares: 2007 and 2006, $520,000,000)	$70.07	$57.22
Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$67.96	$56.07

Number of Common and Common Share Equivalents Outstanding	55,936.4	58,248.8

PartnerRe Ltd. Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the three months ended December 31, 2007

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non- Life Segment	Life Segment	Corporate and Other (A)	Total

Gross premiums written	$218	$127	$217	$8	$570	$152	$1	$723

Net premiums written	$218	$127	$216	$8	$569	$144	$1	$714
Decrease in unearned premiums	46	90	31	102	269	7	-	276
Net premiums earned	$264	$217	$247	$110	$838	$151	$1	$990
Losses and loss expenses and
life policy benefits	(161)	(140)	(122)	14	(409)	(109)	-	(518)
Acquisition costs	(63)	(55)	(66)	(10)	(194)	(33)	-	(227)
Technical result	$40	$22	$59	$114	$235	$9	$1	$245

Other loss					-	-	(15)	(15)
Other operating expenses					(59)	(9)	(20)	(88)
Underwriting result					$176	$-	n/a	$142

Net investment income						11	127	138
Allocated underwriting result (1)						$11	n/a	n/a

Net realized investment losses							(17)	(17)
Interest expense							(13)	(13)
Net foreign exchange gains							2	2
Income tax expense							(4)	(4)
Interest in losses of equity investments							(67)	(67)
Net income							n/a	$181

Loss ratio (2)	61.0%	64.4%	49.4%	(12.8)%	48.8%
Acquisition ratio (3)	23.8	25.3	26.7	9.6	23.2
Technical ratio (4)	84.8%	89.7%	76.1%	(3.2)%	72.0%
Other operating expense ratio (5)					7.0
Combined ratio (6)					79.0%

For the three months ended December 31, 2006

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non- Life Segment	Life Segment	Corporate and Other (A)	Total

Gross premiums written	$231	$116	$233	$3	$583	$143	$4	$730

Net premiums written	$230	$116	$233	$3	$582	$135	$4	$721
Decrease (increase) in unearned premiums	49	93	33	99	274	10	(3)	281
Net premiums earned	$279	$209	$266	$102	$856	$145	$1	$1,002
Losses and loss expenses and
life policy benefits	(179)	(135)	(93)	(21)	(428)	(101)	(1)	(530)
Acquisition costs	(67)	(56)	(66)	(14)	(203)	(27)	-	(230)
Technical result	$33	$18	$107	$67	$225	$17	$-	$242

Other income (loss)					1	-	(6)	(5)
Other operating expenses					(52)	(8)	(18)	(78)
Underwriting result					$174	$9	n/a	$159

Net investment income						15	111	126
Allocated underwriting result (1)						$24	n/a	n/a

Net realized investment gains							28	28
Interest expense							(22)	(22)
Net foreign exchange losses							(10)	(10)
Income tax expense							(42)	(42)
Interest in earnings of equity investments							4	4
Net income							n/a	$243
Loss ratio (2)	64.1%	64.4%	35.0%	20.8%	50.0%
Acquisition ratio (3)	24.1	27.1	24.6	13.6	23.7
Technical ratio (4)	88.2%	91.5%	59.6%	34.4%	73.7%
Other operating expense ratio (5)					6.1
Combined ratio (6)					79.8%

(A) The Company reports the results of ChannelRe on a one-quarter lag.  The 2007 period includes a charge of $76.2 million for the three-months ended December 31, 2007, which represents the write-down of its total investment in ChannelRe due to anticipated unrealized mark-to-market losses on ChannelRe’s credit derivative portfolio, which it expects to incur during the three-month period ended December 31, 2007. The 2006 period includes the Company’s share of ChannelRe’s net income in the amount of $3.5 million.

(1) Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6) Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd. Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the three months ended December 31, 2007

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non- Life Segment	Life Segment	Corporate and Other (B)	Total

Gross premiums written	$1,020	$740	$1,049	$401	$3,210	$597	$3	$3,810

Net premiums written	$1,020	$738	$1,026	$401	$3,185	$569	$3	$3,757
(Increase) decrease in unearned premiums	(21)	20	(20)	39	18	2	-	20
Net premiums earned	$999	$758	$1,006	$440	$3,203	$571	$3	$3,777
Losses and loss expenses and
life policy benefits	(608)	(523)	(450)	(46)	(1,627)	(455)	-	(2,082)
Acquisition costs	(241)	(191)	(260)	(42)	(734)	(116)	-	(850)
Technical result	$150	$44	$296	$352	$842	$-	$3	$845

Other income (loss)					7	-	(24)	(17)
Other operating expenses					(214)	(33)	(80)	(327)
Underwriting result					$635	$(33)	n/a	$501

Net investment income						54	469	523
Allocated underwriting result (1)						$21	n/a	n/a

Net realized investment losses							(72)	(72)
Interest expense							(54)	(54)
Net foreign exchange losses							(15)	(15)
Income tax expense							(82)	(82)
Interest in losses of equity investments							(83)	(83)
Net income							n/a	$718

Loss ratio (2)	60.8%	69.0%	44.7%	10.5%	50.8%
Acquisition ratio (3)	24.1	25.2	25.9	9.6	22.9
Technical ratio (4)	84.9%	94.2%	70.6%	20.1%	73.7%
Other operating expense ratio (5)					6.7
Combined ratio (6)					80.4%

For the year ended December 31, 2006

	U.S.	Global (Non-U.S.) P&C	Global (Non-U.S.) Specialty	Catastrophe	Total Non- Life Segment	Life Segment	Corporate and Other (B)	Total

Gross premiums written	$1,030	$763	$1,012	$412	$3,217	$507	$10	$3,734

Net premiums written	$1,029	$760	$991	$412	$3,192	$487	$10	$3,689
Decrease (increase) in unearned premiums	1	15	(12)	(24)	(20)	-	(2)	(22)
Net premiums earned	$1,030	$775	$979	$388	$3,172	$487	$8	$3,667
Losses and loss expenses and
life policy benefits	(725)	(505)	(446)	(65)	(1,741)	(363)	(7)	(2,111)
Acquisition costs	(243)	(209)	(236)	(43)	(731)	(117)	(1)	(849)
Technical result	$62	$61	$297	$280	$700	$7	$-	$707

Other income					5	-	19	24
Other operating expenses					(206)	(29)	(75)	(310)
Underwriting result					$499	$(22)	n/a	$421

Net investment income						51	398	449
Allocated underwriting result (1)						$29	n/a	n/a

Net realized investment gains							47	47
Interest expense							(61)	(61)
Net foreign exchange losses							(24)	(24)
Income tax expense							(95)	(95)
Interest in earnings of equity investments							12	12
Net income							n/a	$749

Loss ratio (2)	70.3%	65.1%	45.6%	16.9%	54.8%
Acquisition ratio (3)	23.7	27.1	24.1	11.1	23.1
Technical ratio (4)	94.0%	92.2%	69.7%	28.0%	77.9%
Other operating expense ratio (5)					6.5
Combined ratio (6)					84.4%

(B) The Company reports the results of ChannelRe on one-quarter lag.  The 2007 period includes the Company’s share of ChannelRe’s net loss and a charge which represents the write-down of its total investment in ChannelRe due to anticipated unrealized mark-to-market losses on ChannelRe’s credit derivative portfolio, which it expects to incur during the three-month period ended December 31, 2007, for a total of $92.8 million. The 2006 period includes the Company’s share of ChannelRe’s net income in the amount of $11.7 million.

(1) Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5) Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6) Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd. Supplementary Information
(Unaudited)
		For the three months ended December 31, 2007	For the three months ended December 31, 2006	For the year ended December 31, 2007	For the year ended December 31, 2006

Distribution of Net Premiums Written by
Line of Business:
Non-Life
	Property and casualty
	Casualty	19%	18%	17%	17%
	Property	15	17	17	18
	Motor	5	5	5	6
	Multiline and other	2	2	3	3
	Specialty
	Agriculture	7	6	4	5
	Aviation/Space	6	7	5	6
	Catastrophe	1	1	11	11
	Credit/Surety	8	8	7	6
	Engineering	8	6	5	5
	Energy	2	2	2	2
	Marine	4	4	4	3
	Specialty casualty	2	4	3	3
	Specialty property	1	1	2	2
Life		20	19	15	13
		100%	100%	100%	100%

Distribution of Gross Premiums Written by
Geography:
	Europe	47%	41%	45%	42%
	North America	41	45	42	43
	Asia, Australia and New Zealand	6	6	6	8
	Latin America, Caribbean and Africa	6	8	7	7
		100%	100%	100%	100%

		As at December 31, 2007
Financial Strength Ratings:
Standard & Poor's		AA-
Moody's		Aa3
A.M. Best		A+
Fitch		AA

	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$620,000	12%	$620,000	13%
Capital efficient notes(1)	250,000	5	250,000	6
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	6	290,000	6
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	4	230,000	5
Common shareholders' equity	3,801,557	73	3,265,847	70
Total Capital	$5,191,557	100%	$4,655,847	100%

(1)  PartnerRe Finance II, the issuer of the capital efficient notes, does not meet the consolidation requirements of FIN 46(R).
Accordingly, the Company shows the related intercompany debt of $257.6 million on its Consolidated Balance Sheets.

PartnerRe Ltd. Supplementary Information
(Unaudited)

		As at		As at
		December 31,		December 31,
		2007		2006

Investment Portfolio:
Credit Quality	AAA	68%		69%
	AA	6		4
	A	12		13
	BBB	11		10
	Below Investment Grade/Unrated	3		4
		100%		100%

By Class	U.S. Government	14%		12%
	U.S. Mortgage/Asset Backed	15		16
	U.S. Corporates	19		20
	Foreign Fixed Income	35		29
	Equities and Equity Substitutes	11		14
	Cash (net of pending transactions)	6		9
		100%		100%

	Expected average duration	3.9	Yrs	4.1	Yrs

	Average yield to maturity at market	4.7%		4.9%
	(fixed income securities and cash)

	Average Credit Quality	AA		AA

		For the three		For the three		For the year	For the year
		months ended		months ended		ended	ended
		December 31,		December 31,		December 31,	December 31,
		2007		2006		2007	2006
					(in thousands of U.S. dollars except per share data)

	Reconciliation of GAAP and non-GAAP measures:

	Annualized return on beginning common shareholders' equity (1)
	calculated with net income available to common shareholders	21.1%		36.4%		20.9%	27.8%
Less:
	Annualized net realized investment (losses) gains, net of tax, on beginning
	common shareholders' equity (1)	(2.3)		3.2		(1.7)	1.8
	Interest in (losses) earnings of equity investments, net of tax, on beginning
	common shareholders' equity (1)	(8.1)		0.5		(2.6)	0.5
	Annualized operating return on beginning common shareholders' equity(1)	31.5%		32.7%		25.2%	25.5%

Net income		$180,603		$242,717		$717,812	$749,332
Less:
	Net realized investment (losses) gains, net of tax	(18,982)		20,467		(56,288)	46,459
	Interest in (losses) earnings of equity investments, net of tax	(66,415)		3,517		(82,867)	11,966
	Dividends to preferred shareholders	8,631		8,631		34,525	34,525
	Operating earnings available to common shareholders	$257,369		$210,102		$822,442	$656,382

Per diluted share:
Net income		$3.04		$4.03		$11.87	$12.37
Less:
	Net realized investment (losses) gains, net of tax	(0.34)		0.36		(0.98)	0.80
	Interest in (losses) earnings of equity investments, net of tax	(1.17)		0.06		(1.44)	0.21
Operating earnings		$4.55		$3.61		$14.29	$11.36

	(1) Excluding cumulative preferred shares: 2007 and 2006, $520,000

PartnerRe Ltd. Supplementary Information (in thousands of U.S. dollars except share and per share data)
(Unaudited)

	As at	As at
	December 31,	December 31,
	2007	2006

Reconciliation of GAAP and non-GAAP measures:

Shareholders' equity	$4,321,557	$3,785,847
Less:
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	290,000
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	230,000

Common shareholders' equity	$3,801,557	$3,265,847

Less:
Net unrealized gains (losses) on fixed income securities, net of tax	71,958	(18,694)

Book value excluding net unrealized gains (losses) on fixed income securities	$3,729,599	$3,284,541

Divided by:
Number of common and common share equivalents outstanding	55,936.4	58,248.8

Equals:
Diluted book value per common and common share equivalents
outstanding excluding net unrealized gains (losses) on fixed income securities	$66.68	$56.39